Exhibit 99.3

INDEX TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Pro Forma Consolidated Balance Sheet as of September 30, 2012	2
Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2012	3
Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2011	4
Notes to Pro Forma Consolidated Financial Statements	5

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Balance Sheet (UNAUDITED)

(in thousands, except share and per share amounts)

	September 30, 2012
	Resolute	Pro Forma Adjustments	Consummated Pro Forma	Potential Pro Forma Adjustments	Potential Pro Forma
		(a)		(b)
Assets
Current assets:
Cash and cash equivalents	$2,432	$—	$2,432	$—	$2,432
Accounts receivable	76,399	—	76,399	—	76,399
Deferred income taxes	8,775	—	8,775	—	8,775
Derivative instruments	6,787	—	6,787	—	6,787
Prepaid expenses and other current assets	1,282	—	1,282	—	1,282

Total current assets	95,675	—	95,675	—	95,675

Property and equipment, at cost:
Oil and gas properties, full cost method of accounting
Unproved	65,585	93,791	159,376	80,477	239,853
Proved	1,034,740	156,717	1,191,457	175,116	1,366,573
Other property and equipment	5,400	—	5,400	—	5,400
Accumulated depletion, depreciation and amortization	(169,087)	—	(169,087)	—	(169,087)

Net property and equipment	936,638	250,508	1,187,146	255,593	1,442,739

Other assets:
Restricted cash	18,422	—	18,422	—	18,422
Derivative instruments	2,288	—	2,288	—	2,288
Deferred financing costs	10,169	3,392	13,561	1,500	15,061
Other assets	2,336	—	2,336	—	2,336

Total assets	$1,065,528	$253,900	$1,319,428	$257,093	$1,576,521

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$105,860	$—	$105,860	$—	$105,860
Asset retirement obligations	2,853	—	2,853	—	2,853
Derivative instruments	25,448	—	25,448	—	25,448

Total current liabilities	134,161	—	134,161	—	134,161

Long term liabilities:
Credit facility	18,000	99,468	117,468	256,800	374,268
Senior notes	250,000	151,875	401,875	—	401,875
Asset retirement obligations	13,552	2,557	16,109	293	16,402
Derivative instruments	12,812	—	12,812	—	12,812
Deferred income taxes	99,733	—	99,733	—	99,733
Other long term liabilities	5,000	—	5,000	—	5,000

Total liabilities	533,258	253,900	787,158	257,093	1,044,251

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—	—	—	—	—
Common stock, $0.0001 par value; 225,000,000 shares authorized; issued and outstanding 61,941,148 shares at September 30, 2012	6	—	6	—	6
Additional paid-in capital	515,111	—	515,111	—	515,111
Retained earnings (accumulated deficit)	17,153	—	17,153	—	17,153

Total stockholders’ equity	532,270	—	532,270	—	532,270

Total liabilities and stockholders’ equity	$1,065,528	$253,900	$1,319,428	$257,093	$1,576,521

See notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Operations (UNAUDITED)

(in thousands, except per share data)

	Nine Months Ended September 30, 2012
	Resolute	Celero	RSP	Pro Forma Adjustments		Consummated Pro Forma	Potential RSP	Potential Pro Forma Adjustments		Potential Pro Forma
		(c)	(c)				(d)
Revenue:
Oil	$179,042	$26,976	$19,289	$—		$225,307	$40,343	$—		$265,650
Gas	11,708	1,064	813	—		13,585	1,700	—		15,285
Other	662	670	1,968	—		3,300	4,116	—		7,416

Total revenue	191,412	28,710	22,070	—		242,192	46,159	—		288,351

Operating expenses:
Lease operating	58,074	11,041	1,502	—		70,617	3,141	—		73,758
Production and ad valorem taxes	28,288	2,215	1,100	—		31,603	2,301	—		33,904
Depletion, depreciation, amortization, and asset retirement obligation accretion	55,616	—	—	17,354	(e)	72,970	—	11,950	(e)	84,920
General and administrative	17,580	—	—	—		17,580	—	—		17,580

Total operating expenses	159,558	13,256	2,602	17,354		192,770	5,442	11,950		210,162

Income from operations	31,854	15,454	19,468	(17,354)		49,422	40,717	(11,950)		78,189

Other income (expense):
Interest expense, net	(9,511)	—	—	(10,359	)(f)	(19,870)	—	(5,405	)(f)	(25,275)
Realized and unrealized gains on derivative instruments	8,945	—	—	—		8,945	—	—		8,945
Other expense	(14)	—	—	—		(14)	—	—		(14)

Total other expense	(580)	—	—	(10,359)		(10,939)		(5,405)		(16,344)

Income (loss) before income taxes	31,274	15,454	19,468	(27,713)		38,483	40,717	(17,355)		61,845
Income tax expense	(11,673)	—	—	(2,681	)(g)	(14,354)	—	(8,714	)(g)	(23,068)

Net income (loss)	$19,601	$15,454	$19,468	$(30,394)		$24,129	$40,717	$(26,069)		$38,777

Net income per common share:
Basic	$0.33					$0.41				$0.65
Diluted	$0.32					$0.40				$0.64
Weighted average common shares outstanding:
Basic	59,411					59,411				59,411
Diluted	60,744					60,744				60,744

See notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Pro Forma Consolidated Statement of Operations

(in thousands, except per share data)

	Year Ended December 31, 2011
	Resolute	Celero	RSP	Pro Forma Adjustment		Consummated Pro Forma	Potential RSP	Potential Pro Forma Adjustments		Potential Pro Forma
		(c)	(c)				(d)
Revenue:
Oil	$203,876	$38,836	$16,071	$—		$258,783	$33,612	$—		$292,395
Gas	19,376	1,599	1,691	—		22,666	3,537	—		26,203
Other	3,656	1,317	—	—		4,973	—	—		4,973

Total revenue	226,908	41,752	17,762	—		286,422	37,149	—		323,571

Operating expenses:
Lease operating	59,516	17,345	1,037	—		77,898	2,169	—		80,067
Production and ad valorem taxes	31,379	3,389	861	—		35,629	1,801	—		37,430
Depletion, depreciation, amortization, and asset retirement obligation accretion	57,664	—	—	18,118	(e)	75,782	—	7,962	(e)	83,744
General and administrative	20,914	—	—	—		20,914	—	—		20,914

Total operating expenses	169,473	20,734	1,898	18,118		210,223	3,970	7,962		222,155

Income from operations	57,435	21,018	15,864	(18,118)		76,199	33,179	(7,962)		101,416

Other income (expense):
Interest expense, net	(3,844)	—	—	(13,819	)(f)	(17,663)	—	(7,219	)(f)	(24,882)
Realized and unrealized losses on derivative instruments	(5,321)	—	—	—		(5,321)	—	—		(5,321)
Other income	85	—	—	—		85	—	—		85

Total other expense	(9,080)	—	—	(13,819)		(22,899)	—	(7,219)		(30,118)

Income (loss) before income taxes	48,355	21,018	15,864	(31,937)		53,300	33,179	(15,181)		71,298
Income tax expense	(17,870)	—	—	(1,851	)(g)	(19,721)	—	(6,659	)(g)	(26,380)

Net income (loss)	$30,485	$21,018	$15,864	$(33,788)		$33,579	$33,179	$(21,840)		$44,918

Net income per common share:
Basic	$0.53					$0.58				$0.78
Diluted	$0.47					$0.52				$0.69
Weighted average common shares outstanding:
Basic	57,612					57,612				57,612
Diluted	65,029					65,029				65,029

See Notes to Pro Forma Consolidated Financial Statements

RESOLUTE ENERGY CORPORATION

Notes to Pro Forma Consolidated Financial Statements for the

Nine Months Ended September 30, 2012 and the Year Ended December 31, 2011 (UNAUDITED)

Note 1—Basis of Presentation

The accompanying tables present Resolute Energy Corporation’s (“Resolute,” the “Company,” “we,” and “our”) unaudited pro forma consolidated statements of operations for the year ended December 31, 2011 and for the nine months ended September 30, 2012, and our unaudited pro forma consolidated balance sheet as of September 30, 2012. These unaudited statements have been developed by applying pro forma adjustments to our historical financial statements. The unaudited pro forma statements of operations data for the periods presented give effect to our acquisition of certain working interests from Celero Energy II, LP and an affiliate (“Celero”) and certain working interests from RSP Permian, LLC (“RSP”) in December 2012 (together the “Permian Acquisitions”) as if they had been completed on January 1, 2011. The unaudited pro forma balance sheet gives effect to the acquisitions as if they had occurred on September 30, 2012.

The pro forma adjustments related to the purchase price allocation of the Celero and RSP acquisitions are preliminary and are subject to revision as additional information becomes available. Revisions to the preliminary purchase price allocation may have a significant impact on the pro forma amounts of total assets, total liabilities and stockholders’ equity and depreciation, depletion and amortization expense. The pro forma adjustments related to the Celero and RSP acquisitions reflect the fair values allocated to our assets as of the acquisition dates and do not necessarily reflect the fair values that would have been recorded if the acquisition had occurred on January 1, 2011.

In connection with the RSP acquisition, we paid $6 million to acquire the option to purchase the remaining undivided 67.65% interest in the RSP properties for a purchase price of approximately $261 million at any time through March 22, 2013 (the “Option Properties”). The option fee would be applied against the purchase price of the Option Properties. Resolute has given notice of its intent to exercise this option and, accordingly, the Company has supplementally furnished the pro forma impact of this potential acquisition in the unaudited pro forma consolidated financial statements. The Company has not yet obtained the necessary financing for this transaction.

The unaudited pro forma financial statements should be read together with the historical financial statements of Resolute and the related notes included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the historical statements of revenue and direct operating expenses for the Celero Properties and the RSP Properties and the related notes filed as Exhibit 99.1 and 99.2, respectively, in this Current Report on Form 8-K/A.

The unaudited pro forma consolidated financial statements are included for informational purposes only and do not purport to reflect the results of operations or financial position that would have occurred had the Celero and RSP acquisitions occurred on the acquisition dates. Accordingly, they should not be relied upon as indicative of our results of operations or financial position had the Celero and RSP acquisitions occurred on the dates assumed. Additionally, the unaudited pro forma financial statements are not a projection of our results of operations or financial position for any future period or date.

Note 2—Adjustments to Unaudited Pro Forma Consolidated Financial Statements

a.	Represents the effect of our issuance of $150 million of senior notes at 101.25%, after deducting the initial purchasers’ discounts and commissions and estimated offering expenses, borrowings under our credit facility, and the use of the net proceeds to consummate the Permian Acquisitions, allocated at fair value. In regard to the Celero properties, the Company allocated $51.9 million to unproved oil and gas properties and $65.6 million to proved oil and gas properties. In regard to the RSP properties, the Company allocated $41.9 million to unproved oil and gas properties and $91.1 million to proved oil and gas properties.

b.	Represents the effect of borrowings under our credit facility, and the use of the net proceeds to consummate the potential acquisition of the remaining undivided 67.65% interest in the RSP properties, allocated at fair value.

c.	Represents the historical revenue and direct operating expenses of the Permian Acquisitions.

d.	Represents the historical revenue and direct operating expenses of the potential acquisition of the remaining undivided 67.65% interest in the RSP properties.

e.	Represents the increase in depletion, depreciation, amortization and accretion expense computed on a unit of production basis following the fair value allocation of the purchase price to proved and unproved oil and gas properties, as if the Permian Acquisitions were consummated on January 1, 2011.

f.	Represents the net increase in interest expense resulting from the issuance of the senior notes at an annual interest rate of 8.50 percent and increased borrowings under our credit facility. Although the Company anticipates capitalizing interest on qualifying unproved properties in the future, no interest has been capitalized in the pro forma statements of operations.

g.	Assumes an effective tax rate of 37.3% and 37.0% on the incremental income (loss) before income taxes for the nine months ended September 30, 2012, and the year ended December 31, 2011, respectively. This reflects both the federal and state statutory income taxes rates which were in effect during the periods presented.